UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 23, 2009

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.	Amendments to Bylaws.

General. On October 23, 2009, Lockheed Martin Corporation’s Board of Directors amended the Corporation’s bylaws. The bylaws, marked to show changes to the former bylaws, are attached as Exhibit 3.2 to this report and are incorporated by reference.

The amendments effect three types of changes to the Corporation’s bylaws: the creation of a Lead Director position; the inclusion of the charter for the Classified Business and Security Committee of the Board of Directors (the “CBS Committee”); and other changes related to operation of the Board of Directors and the annual meeting of stockholders.

Lead Director. The amendments add a new Section 2.05 to the bylaws and create the position of Lead Director. The Lead Director position and its corresponding duties have evolved from and replace those previously provided for the Presiding Director position.

The amendments provide that the Board of Directors, by the affirmative vote of a majority of those directors who have been determined to be “independent” for purposes of the New York Stock Exchange requirements, will designate one of the independent directors as the Lead Director. The amendments also provide that the Lead Director will (i) be independent and elected by a majority of the independent directors annually and may be removed from the position by a majority of the independent directors; (ii) preside as Chair at Board of Directors meetings while in executive sessions of the non-management members of the Board of Directors or executive sessions of the independent directors, or when the Chairman of the Board is ill, absent, incapacitated or otherwise unable to carry out the duties of Chairman of Board; (iii) determine the frequency and timing of executive sessions of non-management directors and report to the Chairman of the Board and the Chief Executive Officer on all relevant matters arising from those sessions, and will invite the Chairman of the Board and the Chief Executive Officer to join the executive session for further discussion as appropriate; (iv) consult with the Chairman of the Board and the Chief Executive Officer and committee chairs regarding the topics and schedules of the meetings of the Board of Directors and committees; (v) review all Board of Directors and committee agendas and provide input to management on the scope and quality of information sent to the Board of Directors; (vi) assist with recruitment of director candidates and, along with the Chairman of the Board, may extend the invitation to a new potential director to join the Board of Directors; (vii) act as liaison between the Board of Directors and management and among the directors and the committees of the Board of Directors; (viii) serve as member of the Executive Committee of the Board of Directors; (ix) serve as ex-officio member of each committee if not otherwise a member of the committee; (x) serve as the point of contact for stockholders and others to communicate with the Board of Directors; (xi) recommend to the Board of Directors and committees the retention of advisors and consultants who report directly to the Board of Directors; and (xii) perform all other duties as may be assigned by the Board of Directors from time to time.

In connection with the bylaw amendments, the Board of Directors, by vote of the independent directors, designated James R. Ukropina to serve as the Lead Director. Mr. Ukropina also serves as Chairman of the Nominating and Corporate Governance Committee, and previously was designated as the Corporation’s Presiding Director. The Board of Directors also approved the payment of an annual retainer for the Lead Director of $25,000 per year.

Classified Business and Security Committee. The amendments add the charter of the CBS Committee as new Section 3.07 to the bylaws. The CBS Committee was formerly called the “Classified Business Review Committee.” It initially was formed as a special committee, as opposed to a permanent standing committee, with oversight responsibility for the Corporation’s classified business. Its scope has been expanded to include oversight of security of personnel, facilities, and data. The CBS Committee has now been designated a standing committee of the Board of Directors.

The amendments provide that the CBS Committee consists of three (3) or more directors who meet the independence requirements of the New York Stock Exchange and who possess the appropriate security clearance credentials, at least one of whom is a member of the Audit Committee, and all of whom are not officers or employees of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the CBS Committee. The members of the CBS Committee are elected by the Board of Directors to serve at the pleasure of the Board of Directors. Pursuant to the amendments, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors may remove any member of the CBS Committee at any time. Vacancies on the CBS Committee will be filled by the Board of Directors.

The amendments also provide that the purpose of the CBS Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Corporation’s classified business activities and the security of personnel, data and facilities; and that in order to achieve its purpose, the CBS Committee has the following responsibilities:

(i) review with the Corporation’s management the strategic, operational and financial aspects of classified business;

(ii) review the policies and practices with respect to risk assessment and risk management and the internal control environment in the area of classified business activities, including discussing with management any major financial risk exposures and the steps that have been taken to monitor and control such exposure, and in connection with such activities shall have access to the Corporation’s internal audit staff and independent auditors, as necessary; and

(iii) review issues and procedures relating to the physical security of the Corporation’s facilities and employees and the security of data and information maintained by the Corporation within the Corporation’s business or on behalf of its customers.

        As provided in the amendments, in furtherance of its responsibilities, the CBS Committee has the power to investigate any matter falling within its jurisdiction, and will perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors and will report to the Board of Directors following each meeting of the CBS Committee. As provided in the amendments, such reports to the Board of Directors will, if necessary, be general in nature due to the security requirements involved in discussing detailed business information. The amendments also provide that the CBS Committee will hold at least one meeting per year. Minutes will be maintained in accordance with the classified nature of the material.

As set forth in the amendments, while the CBS Committee has the power and responsibilities set forth in its charter, it is not the responsibility of the CBS Committee to plan or conduct audits or to determine that the Corporation’s financial statements, as they relate to classified business activities, security issues or security breaches, are complete and accurate and are in accordance with accounting principles generally accepted in the United States. As provided in the amendments, this remains the responsibility of management and the independent auditors, and it is not the responsibility of the CBS Committee to assure that the Corporation’s classified business activities or procedures relating to the security of personnel or data are in compliance with laws and regulations and the Corporation’s Code of Ethics and Business Conduct. As provided in the amendments, it is recognized that certain programs may have special or compartmentalized access requirements, with limited availability to obtain such access, and it is not the responsibility or obligation of the CBS Committee to obtain access to information pertaining to such programs.

Administrative and Other Changes. The amendments included several administrative and other changes including, among other things, the following items:

•	Sections 1.01 and 1.07 were amended to provide more flexibility in the timing of the annual meeting of stockholders;

•	Section 1.03 was amended to provide that the annual meeting of stockholders may be held inside or outside the United States;

•

Section 1.04 was amended to recognize the permitted practice of sending a single notice of a stockholders meeting to stockholders of the Corporation who have the same address, a practice known as householding;

•	Sections 1.05 and 1.06 were amended to clarify the authority of the Board of Directors and Chairman of the Board to make rules governing the conduct of annual meetings of stockholders;

•	Section 1.08 was amended to require that any proxy held to vote shares of the Corporation’s stock be filed with the Corporation’s Secretary at or before a meeting of stockholders;

•	Section 1.09 was deleted, which required that a list of the Corporation’s stockholders be available to stockholders at the annual meeting;

•	Sections 2.10, 2.15, and 3.10 were amended to incorporate the use of electronic means for the transmission of notices and consents to and from the Board of Directors and committees thereof;

•

Sections 3.03(d)(5), 3.04(b)(v), 3.05(d)(4), 3.06(c)(3), and 3.06(d)(4) were amended to provide for review of the charters of committees of the Board of Directors and the Corporation’s Corporate Governance Guidelines on an “as needed” basis, rather than requiring their review on an annual basis;

•

Section 3.04(a) was amended to clarify and make consistent the process for removal of a member of any committee of the Board of Directors, and Section 3.06(a) was amended to provide that, in the case of a Nominating and Corporate Governance Committee member, the Board of Directors is permitted to act on its own rather than require a recommendation by that committee;

•	Section 4.10 was amended to incorporate the Maryland law provision that precludes a single person from simultaneously serving as a president and vice president;

•	Sections 5.01, 5.02, and 5.06 were amended to recognize the use of uncertificated shares to evidence a stockholder’s equity interest in the Corporation; and

•

Section 7.02 was amended to clarify that the procedures for designating persons to vote shares of stock of other corporations held by the Corporation can occur by delegation of authority, rather than by proxy.

Item 9.01.	Exhibits.

Exhibit No.	Description
3.2	Bylaws of Lockheed Martin Corporation, as amended October 23, 2009 (marked to show changes from former bylaws)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman
Vice President and Associate General Counsel

October 28, 2009